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                                                                  EXHIBIT 23(A)

                       INDEPENDENT ACCOUNTANTS' CONSENT

Board of Directors
Commerce Bancshares, Inc.

  We consent to incorporation by reference in the Registration Statement on Form S-4 of Commerce Bancshares, Inc. of our report dated January 31, 1996, relating to the consolidated balance sheets of Commerce Bancshares, inc. and Subsidiaries as of December 31, 1995, 1994 and 1993, and the related consolidated statements of income, cash flows and stockholders' equity for the years then ended, which report appears in the December 31, 1995 annual report on Form 10-K of Commerce Bancshares, Inc.

Kansas City, Missouri
February 14, 1997